Ex99.77Q1

 Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 460
Domini Social Equity Fund - Class A Shares $ 50
Domini Social Equity Fund - Institutional Shares $ 1,483
Domini Social Equity Fund - Class R Shares $ 372

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.0277
Domini Social Equity Fund - Class A Shares $ 0.1288
Domini Social Equity Fund - Institutional Shares $ 0.1528
Domini Social Equity Fund - Class R Shares $ 0.1448

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 16,196
Domini Social Equity Fund - Class A Shares 406
Domini Social Equity Fund - Institutional Shares 9,715
Domini Social Equity Fund - Class R Shares 2,355

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $34.37
Domini Social Equity Fund - Class A Shares $10.57
Domini Social Equity Fund - Institutional Shares $21.08
Domini Social Equity Fund - Class R Shares $9.78

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares $ 0.00
Domini Institutional Social Equity Fund – Class A Shares $ 0.00
Domini Institutional Social Equity Fund - Institutional Shares $ 0.00

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $ 0.0000
Domini Institutional Social Equity Fund – Class A Shares $ 0.0000
Domini Institutional Social Equity Fund - Institutional Shares $ 0.0000

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares 18,840
Domini Institutional Social Equity Fund - Class A Shares 1,284
Domini Institutional Social Equity Fund - Institutional Shares 3,112

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $7.20
Domini Institutional Social Equity Fund - Class A Shares $7.51
Domini Institutional Social Equity Fund - Institutional Shares $7.20